Exhibit 99.1
FOR IMMEDIATE RELEASE
NOVEMBER 9, 2016

Seventy Seven Energy Inc. Announces
Third Quarter 2016 Operational and Financial Results

OKLAHOMA CITY, OKLAHOMA, November 9, 2016 - Seventy Seven Energy Inc. (“SSE”) today reported financial and operational results for the one month ended July 31, 2016 for its Predecessor and the two months ended September 30, 2016 for its Successor. Upon emergence from Chapter 11 bankruptcy on August 1, 2016, SSE adopted fresh-start accounting, which resulted in the Company becoming a new entity for financial reporting purposes. References to “Successor” relate to the financial position and the results of operations of the reorganized SSE as of and subsequent to August 1, 2016. References to “Predecessor” refer to the financial position of SSE prior to August 1, 2016 and the results of operations through July 31, 2016. As a result of the application of fresh-start accounting and the effects of the implementation of the plan of reorganization, the financial statements on or after August 1, 2016 are not comparable with the financial statements prior to that date. Key information related to SSE for the one month ended July 31, 2016 and two months ended September 30, 2016 is as follows:

•	Emerged from bankruptcy on August 1, 2016, which reduced debt by $1.115 billion

•	Net Loss of $36.5 million and $11.6 million for the two months ended September 30, 2016 and the one month ended July 31, 2016, respectively

•	Consolidated Adjusted EBITDA of $8.5 million and $3.0 million for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively

•	29 rigs currently operating; 22 additional rigs under contract

•	Active rig count has more than doubled during the past six months

For the two months ended September 30, 2016 and one month ended July 31, 2016, SSE reported total revenues of $79.7 million and $40.4 million, respectively, a 13% decrease compared to revenues of $138.1 million for the three months ended June 30, 2016, and a 44% decrease compared to revenues of $213.5 million for the three months ended September 30, 2015.

Net loss for the two months ended September 30, 2016 and one month ended July 31, 2016 was $36.5 million and $11.6 million, or $1.66 and $0.21 per fully diluted share, respectively, compared to a net loss for the three months ended June 30, 2016 of $84.5 million, or $1.53 per fully diluted share, and a net loss of $48.5 million, or $0.95 per fully diluted share, for the three months ended September 30, 2015. SSE’s adjusted EBITDA was $8.5 million and $3.0 million for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, compared to adjusted EBITDA of $31.5 million for the three months ended June 30, 2016 and adjusted EBITDA of $41.1 million for the three months ended September 30, 2015.

Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of this measure to comparable financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) is provided on pages 11 - 15 of this release.

“Having completed the restructuring process in the quarter, we are now focused completely on maximizing our strong asset base and operational expertise to grow our business as the industry seems to enter the start of a recovery period,” Chief Executive Office Jerry Winchester said. “As our numbers demonstrate, the drilling rig market is indeed improving but low pricing for hydraulic fracturing remains challenging.”

“The loss in the quarter that we experienced in pressure pumping can be attributed to an ongoing competitive pricing environment, our commitment to maintaining service quality and the strategic decision to invest in a new large, long-term customer. That said, while I am always hesitant to call the bottom of a cycle, our increased rig activity and recent pricing and utilization gains in hydraulic fracturing indicate that an upturn in market conditions is approaching.”

Drilling

SSE’s drilling segment contributed revenues of $43.0 million and $20.1 million and adjusted EBITDA of $24.6 million and $12.9 million during the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, compared to revenues of $62.8 million and adjusted EBITDA of $40.6 million for the three months ended June 30, 2016 and revenues of $80.3 million and adjusted EBITDA of $41.6 million for the three months ended September 30, 2015. The $0.3 million increase in revenues for the two months ended September 30, 2016 and one month ended July 31, 2016 compared to the three months ended June 30, 2016 was primarily due to a 39% increase in revenue days (which is the aggregate number of days each active rig generated revenue) mostly offset by a decrease in idle-but-contracted payments of $9.6 million.

Revenues from non-CHK customers as a percentage of total segment revenues increased from 37% for the three months ended June 30, 2016, to 41% and 39% for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively. As of September 30, 2016, approximately 75% of SSE’s active rigs were contracted by non-CHK customers and SSE had a total drilling revenue backlog of $206.1 million.

As a percentage of drilling revenues, drilling operating costs were 44% and 37% during the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, compared to 37% for the three months ended June 30, 2016 and 52% for the three months ended September 30, 2015. Operating costs were $18.8 million and $7.4 million for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, compared to $23.0 million for the three months ended June 30, 2016 and $41.4 million for the three months ended September 30, 2015. Average operating costs per revenue day for the two months ended September 30, 2016 and one month ended July 31, 2016 decreased 18% from the three months ended June 30, 2016, primarily due to a decrease in fixed labor-related costs.

As of September 30, 2016, the Company’s marketed fleet consisted of 90 rigs, 72 of which are multi-well pad capable.

Hydraulic Fracturing

SSE’s hydraulic fracturing segment contributed revenues of $30.5 million and $17.5 million and adjusted EBITDA of ($8.0) million and ($6.1) million during the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, compared to revenues of $66.9 million and adjusted EBITDA of $2.8 million for the three months ended June 30, 2016 and revenues of $118.1 million and adjusted EBITDA of $15.0 million for the three months ended September 30, 2015. The decrease in revenues from the three months ended June 30, 2016 compared to the two months ended September 30, 2016 and one month ended July 31, 2016 was primarily due to a 29% decrease in revenue per stage as a result of significant reductions in pricing in order to maintain healthy long-term customer relationships and to continue to diversify our business. Revenues from non-CHK customers as a percentage of total segment revenues increased from 21% in the three months ended June 30, 2016 to 52% and 49% in the two months ended September 30, 2016 and one month ended July 31, 2016, respectively. As of September 30, 2016, SSE’s hydraulic fracturing revenue backlog was $67.4 million with an average duration of 9 months.

As a percentage of hydraulic fracturing revenues, hydraulic fracturing operating costs were 127% and 135% for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, compared to 96% for the three months ended June 30, 2016 and 88% for the three months ended September 30, 2015. Average operating costs per stage for the two months ended September 30, 2016 and one month ended July 31, 2016 decreased 5% from the three months ended June 30, 2016 primarily due to a decrease in product costs.

As of September 30, 2016, SSE owned 13 hydraulic fracturing fleets with an aggregate of 500,000 horsepower operating in the Anadarko Basin and the Eagle Ford and Utica Shales.

Oilfield Rentals

SSE’s oilfield rentals segment contributed revenues of $6.1 million and $2.9 million and adjusted EBITDA of $0.6 million and $0.2 million during the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, compared to revenues of $8.4 million and adjusted EBITDA of $0.1 million for the three months ended June 30, 2016 and revenues of $15.0 million and adjusted EBITDA of $1.5 million for the three months ended September 30, 2015. Revenues from non-CHK customers as a percentage of total segment revenues increased from 48% in the three months ended June 30, 2016 to 62% and 57% in the two months ended September 30, 2016 and one month ended July 31, 2016, respectively.

As a percentage of oilfield rental revenues, operating costs were 93% and 94% for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, compared to 100% for the three months ended June 30, 2016 and 93% for the three months ended September 30, 2015. The decrease in operating costs as a percentage of revenues was due to declines in labor-related costs and sub-contracting services in the two months ended September 30, 2016 and one month ended July 31, 2016 compared to the three months ended June 30, 2016. Operating costs were $5.7 million and $2.7 million during the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, compared to $8.4 million for the three months ended June 30, 2016 and $14.0 million for the three months ended September 30, 2015.

Former Oilfield Trucking

During the second quarter of 2015, SSE sold its drilling rig and logistics business and water hauling assets. As of June 30, 2015, there were no remaining assets or operations in the oilfield trucking segment, although we do have ongoing liabilities, primarily related to insurance claims, whose income statement impact is charged to general and administrative expense.

Reorganization Items

Reorganization items totaled $16.5 million for the one month ended July 31, 2016, consisting of a $632.1 million non-cash gain on liabilities subject to compromise, a $596.0 million non-cash loss on fresh-start fair value adjustments, a $25.1 million non-cash charge related to stock-based compensation accelerations and a $6.8 million non-cash expense for the fair value of the warrants issued to Predecessor stockholders. Additionally, professional fees and debt issuance write-off costs totaled $19.8 million and $0.8 million, respectively, for the one month ended July 31, 2016. The Company incurred professional fees of $0.2 million for the two months ended September 30, 2016.

Costs incurred associated with our reorganization activities consisted of the following:

	Successor	Predecessor		Successor	Predecessor
	Two Months Ended September 30, 2016	One Month Ended July 31, 2016	Three Months Ended June 30, 2016	Two Months Ended September 30, 2016	Seven Months Ended July 31, 2016
Reorganization Items:		(In thousands)
Net gain on settlement of liabilities subject to compromise	$—	$(632,059)	$—	$—	$(632,059)
Net loss on fresh-start adjustments	—	596,044	—	—	596,044
Stock-based compensation acceleration expense	—	25,086	—	—	25,086
Professional fees	246	19,823	405	246	20,228
Write-off of debt issuance costs	—	774	12,544	—	13,318
Fair value of warrants issued to Predecessor stockholders	—	6,797	—	—	6,797
DIP credit agreement	—	—	478	—	478
Total Reorganization Items, net	$246	$16,465	$13,427	$246	$29,892

Professional Fees Related to the Reorganization:
Costs incurred prior to bankruptcy petition (general and administrative expense)	—	(1,334)	21,105	—	22,009
Costs incurred post bankruptcy petition (reorganization items)	246	19,823	405	246	20,228
Total professional fees related to reorganization	$246	$18,489	$21,510	$246	$42,237

General and Administrative Expenses

General and administrative expenses were $16.6 million and $4.7 million for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, compared to $39.7 million for the three months ended June 30, 2016 and $26.7 million for the three months ended September 30, 2015. General and administrative expenses for corporate functions settled in cash were $8.4 million and $4.0 million for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, compared to $11.8 million for the three months ended June 30, 2016 and $15.5 million for the three months ended September 30, 2015. The decrease compared to the third quarter of 2015 was primarily due to declines in consulting fees.

SSE incurred restructuring charges of $0.3 million and ($0.4) million for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, compared to $23.5 million for the three months ended June 30, 2016, respectively. Additionally, general and administrative expenses include non-cash compensation of $7.6 million and $1.0 million for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, compared to $4.1 million and $8.3 million for the three months ended June 30, 2016 and three months ended September 30, 2015, respectively, and severance-related costs of $0.3 million and a nominal amount for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, compared to $0.3 million and $1.5 million for three months ended June 30, 2016 and three months ended September 30, 2015, respectively. Below is a breakout of general and administrative expenses incurred in the two months ended September 30, 2016, one month ended July 31, 2016, three months ended June 30, 2016 and three months ended September 30, 2015.

	Successor	Predecessor
	Two Months Ended September 30, 2016	One Month Ended July 31, 2016	Three Months Ended September 30, 2015	Three Months Ended June 30, 2016
		(In thousands)
G&A expenses settled in cash	$8,428	$4,036	$15,504	$11,760
Restructuring charges	315	(376)	1,355	23,535
Non-cash compensation expenses	7,552	1,011	8,333	4,135
Severance-related costs	306	17	1,517	287
Total General and Administrative Expenses	$16,601	$4,688	$26,709	$39,717

Liquidity

As of September 30, 2016, SSE had cash of $23.0 million and working capital of $88.9 million. As of November 4, 2016, SSE had cash of $43.8 million and the Company’s revolving credit facility remained undrawn. As of September 30, 2016, SSE had $2.6 million of purchase commitments related to future capital expenditures that the Company expects to incur during the last quarter of 2016.

Capital expenditures totaled $6.1 million and $6.7 million for the two months ended September 30, 2016 and one month ended July 31, 2016, respectively, which primarily consisted of investments in new PeakeRigs™. For the two months ended September 30, 2016 and seven months ended July 31, 2016, capital expenditures totaled $6.1 million and $82.8 million, respectively.

Conference Call Information

SSE does not plan to host an earnings conference call to discuss 2016 operational and financial results for the third quarter. However, the Company plans to post an updated investor presentation and a pre-recorded message from the CEO in the “investors” section of its website www.77nrg.com.

About Seventy Seven Energy Inc.

Headquartered in Oklahoma City, SSE provides a wide range of wellsite services and equipment to U.S. land-based exploration and production customers. SSE’s services include drilling, hydraulic fracturing and oilfield rentals and its operations are geographically diversified across many of the most active oil and natural gas plays in the onshore U.S., including the Anadarko and Permian basins and the Eagle Ford, Haynesville, Marcellus, Niobrara and Utica shales. For additional information about SSE, please visit our website at www.77nrg.com, where we routinely post announcements, updates, events, investor information and presentations and recent news releases.

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Plan of Reorganization and related matters, as well as, the Company's business outlook and plans, future financial position and flexibility, capital structure, liquidity and capital resources, acquisitions, returns, capital expenditure budgets and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for its existing operations, experience, and perception of historical trends, current conditions, anticipated future developments and its effect on the Company, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company's forward-looking statements are subject to significant risks and uncertainties, many of which are beyond its control, which may cause actual results to differ materially from its historical experience and its present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to general economic and industry conditions; the terms and availability of any new debt; our customers’ drilling and completion expenditures; delays in or failure of delivery of current or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers or customers; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; operating risks; the adequacy of our capital resources and liquidity; weather; litigation; competition in the onshore oil and natural gas services industry; and costs and availability of resources.

In addition, SSE calculates its contract drilling backlog by multiplying the day rate under its contracts by the number of days remaining under the contract. The Company calculates its hydraulic fracturing backlog by multiplying the (i) rate per stage, which varies by operating region and is, therefore, estimated based on current customer activity levels by region and current contract pricing, by (ii) the number of stages remaining under the contract, which it estimates based on current and anticipated utilization of its crews. With respect to its hydraulic fracturing backlog, the Company's contracts provide for periodic adjustments of the rates it may charge for its services, which will be negotiated based on then-prevailing market pricing and in the future may be higher or lower than the current rates it charges and utilizes in calculating its backlog. The drilling backlog calculation does not include any reduction in revenues related to mobilization or demobilization, nor does it include potential reductions in rates for unscheduled standby or during periods in which the rig is moving, on standby or incurring maintenance and repair time in excess of what is permitted under the drilling contract. The Company computes average duration for its contract drilling backlog and hydraulic fracturing backlog as the average number of months remaining for its drilling rigs under contract and its remaining hydraulic fracturing fleets under contract, respectively.

For additional information regarding known material factors that could cause the Company's actual results to differ from its present expectations and projected results, please see its filings with the U.S. Securities and Exchange Commission (“SEC”), including its Current Reports on Form 8-K that it files from time to time, Quarterly Reports on Form 10-Q, and Annual Report on Form 10-K.

Readers are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. The Company undertakes no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

All references in this release to “Chesapeake” or “CHK” are to Chesapeake Energy Corporation (NYSE: CHK), SSE's former parent company.

SEVENTY SEVEN ENERGY INC.
(Debtor-in-possession June 7, 2016 through July 31, 2016)
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Successor	Predecessor
	Two Months Ended September 30, 2016	One Month Ended July 31, 2016	Three Months Ended September 30, 2015

Revenues:
Revenues	$79,656	$40,438	$213,541
Operating Expenses:
Operating costs	63,628	33,835	160,889
Depreciation and amortization	31,208	22,902	68,854
General and administrative	16,601	4,688	26,709
(Gains) losses on sales of property and equipment, net	(798)	285	1,804
Impairments and other	—	22	1,566
Total Operating Expenses	110,639	61,732	259,822
Operating (Loss) Income	(30,983)	(21,294)	(46,281)
Other (Expense) Income:
Interest expense	(6,185)	(2,374)	(25,480)
Gains on early extinguishment of debt	—	—	4,975
Loss from equity investee	—	—	(230)
Other income	886	391	942
Reorganization items, net	(246)	(16,465)	—
Total Other Expense	(5,545)	(18,448)	(19,793)
Loss Before Income Taxes	(36,528)	(39,742)	(66,074)
Income Tax Benefit	—	(28,102)	(17,544)
Net Loss	$(36,528)	$(11,640)	$(48,530)

Loss Per Common Share
Basic	$(1.66)	$(0.21)	$(0.95)
Diluted	$(1.66)	$(0.21)	$(0.95)

Weighted Average Common Shares Outstanding
Basic	22,041	55,847	51,117
Diluted	22,041	55,847	51,117

SEVENTY SEVEN ENERGY INC.
(Debtor-in-possession June 7, 2016 through July 31, 2016)
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Successor	Predecessor
	Two Months Ended September 30, 2016	Seven Months Ended July 31, 2016	Nine Months Ended September 30, 2015

Revenues:
Revenues	$79,656	$333,919	$938,456
Operating Expenses:
Operating costs	63,628	237,014	731,627
Depreciation and amortization	31,208	162,425	226,779
General and administrative	16,601	66,667	95,436
Loss on sale of a business	—	—	34,989
(Gains) losses on sales of property and equipment, net	(798)	848	15,023
Impairments and other	—	6,116	16,720
Total Operating Expenses	110,639	473,070	1,120,574
Operating (Loss) Income	(30,983)	(139,151)	(182,118)
Other (Expense) Income:
Interest expense	(6,185)	(48,116)	(73,964)
Gains on early extinguishment of debt	—	—	18,061
Income from equity investee	—	—	877
Other income	886	2,318	1,889
Reorganization items, net	(246)	(29,892)	—
Total Other Expense	(5,545)	(75,690)	(53,137)
Loss Before Income Taxes	(36,528)	(214,841)	(235,255)
Income Tax Benefit	—	(59,131)	(74,455)
Net Loss	$(36,528)	$(155,710)	$(160,800)

Loss Per Common Share
Basic	$(1.66)	$(2.84)	$(3.24)
Diluted	$(1.66)	$(2.84)	$(3.24)

Weighted Average Common Shares Outstanding
Basic	22,041	54,832	49,627
Diluted	22,041	54,832	49,627

SEVENTY SEVEN ENERGY INC.
(Debtor-in-possession June 7, 2016 through July 31, 2016)
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except share amounts)

	Successor	Predecessor
	As of September 30, 2016	As of December 31, 2015
Assets:
Current Assets:
Cash	$23,004	$130,648
Accounts receivable, net of allowance of $47 and $3,680 at September 30, 2016 and December 31, 2015, respectively	109,328	164,721
Inventory	11,303	18,553
Deferred income tax asset	—	1,499
Prepaid expenses and other	14,547	17,141
Total Current Assets	158,182	332,562
Property and Equipment:
Property and equipment, at cost	812,611	2,646,446
Less: accumulated depreciation	(29,566)	(1,116,026)
Property and equipment held for sale, net	8,418	—
Total Property and Equipment, Net	791,463	1,530,420
Other Assets:
Deferred financing costs	1,194	1,238
Other long-term assets	22,114	38,398
Total Other Assets	23,308	39,636
Total Assets	$972,953	$1,902,618
Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable	$19,228	$53,767
Current portion of long-term debt	5,000	5,000
Other current liabilities	45,043	98,318
Total Current Liabilities	69,271	157,085
Long-Term Liabilities:
Deferred income tax liabilities	—	60,623
Long-term debt, excluding current maturities	423,347	1,564,592
Other long-term liabilities	1,875	1,478
Total Long-Term Liabilities	425,222	1,626,693
Commitments and Contingencies (Note 8)
Stockholders’ Equity:
Predecessor common stock, $0.01 par value: authorized 250,000,000 shares; issued and outstanding 59,397,831 shares at December 31, 2015	—	594
Predecessor paid-in capital	—	350,770
Successor preferred stock, $0.01 par value: authorized 10,000,000 shares; zero outstanding at September 30, 2016	—	—
Successor common stock, $0.01 par value: authorized 90,000,000 shares; issued and outstanding 22,280,349 shares at September 30, 2016	223	—
Successor paid-in capital	514,765	—
Accumulated deficit	(36,528)	(232,524)
Total Stockholders’ Equity	478,460	118,840
Total Liabilities and Stockholders’ Equity	$972,953	$1,902,618

SEVENTY SEVEN ENERGY INC.
(Debtor-in-possession June 7, 2016 through July 31, 2016)
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Successor	Predecessor
	Two Months Ended September 30, 2016	Seven Months Ended July 31, 2016	Nine Months Ended September 30, 2015

Cash Flows from Operating Activities:
Net Loss	$(36,528)	$(155,710)	$(160,800)
Adjustments to Reconcile Net Loss to Cash Provided by Operating Activities:
Depreciation and amortization	31,208	162,425	226,779
Accretion of discount on Term Loans	2,077	—	—
Accretion of discount on Note Receivable	(277)	—	—
Amortization of deferred financing costs	41	2,455	3,381
Gains on early extinguishment of debt	—	—	(18,061)
Loss on sale of a business	—	—	34,989
(Gains) losses on sales of property and equipment, net	(798)	848	15,023
Impairments and other	—	6,116	16,720
Income from equity investee	—	—	(877)
Non-cash reorganization items, net	—	9,185	—
Provision for doubtful accounts	47	1,406	1,930
Non-cash compensation	8,224	12,635	43,646
Deferred income tax benefit	—	(59,124)	(74,455)
Other	9	(10)	(810)
Changes in operating assets and liabilities	(11,755)	26,243	176,197
Net cash provided by operating activities	(7,752)	6,469	263,662
Cash Flows from Investing Activities:
Additions to property and equipment	(6,100)	(82,787)	(151,799)
Purchases of short-term investments	—	(6,242)	—
Proceeds from sales of assets	3,808	2,638	18,573
Proceeds from sale of a business	—	—	15,000
Proceeds from sales of short-term investments	—	6,236	—
Additions to investments	—	—	(112)
Other	14	29	3,434
Net cash used in investing activities	(2,278)	(80,126)	(114,904)
Cash Flows from Financing Activities:
Borrowings from revolving credit facility	—	—	160,100
Payments on revolving credit facility	—	—	(210,600)
Payments to extinguish senior notes	—	—	(31,305)
Proceeds from issuance of term loan, net of issuance costs	—	—	94,481
Payments on term loan	(1,250)	(17,500)	(3,500)
Deferred financing costs	—	(1,235)	(784)
Other	(3,466)	(506)	(1,822)
Net cash provided by financing activities	(4,716)	(19,241)	6,570
Net increase in cash	(14,746)	(92,898)	155,328
Cash, beginning of period	37,750	130,648	891
Cash, end of period	$23,004	$37,750	$156,219

SEVENTY SEVEN ENERGY INC.
(Debtor-in-possession June 7, 2016 through July 31, 2016)
Condensed Consolidated Statements of Cash Flows (unaudited) — (Continued)

Supplemental disclosures to the condensed consolidated financial statements of cash flows are presented below:

	Successor	Predecessor
	Two Months Ended September 30, 2016	Seven Months Ended July 31, 2016	Nine Months Ended September 30, 2015
Supplemental Disclosure of Significant Non-Cash Investing and Financing Activities:
Increase (decrease) in other current liabilities related to purchases of property and equipment	$1,363	$(3,351)	$(9,459)
Note receivable received as consideration for sale of a business	$—	$—	$27,000
Supplemental Disclosure of Cash Payments:
Interest paid, net of amount capitalized	$2,620	$30,814	$69,181

SEVENTY SEVEN ENERGY INC.
Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

“Adjusted EBITDA” is a non-GAAP financial measure. Adjusted EBITDA, as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP.

Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, our management uses Adjusted EBITDA to evaluate our performance and liquidity and believes Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure:

•
is widely used by investors in the oilfield services industry to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors;

•	is a liquidity measure that is used by rating agencies, lenders and other parties to evaluate our creditworthiness; and

•	is used by our management for various purposes, including as a measure of performance for our operating entities and as a basis for strategic planning and forecasting.

There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss. Additionally, because Adjusted EBITDA excludes some, but not all, items that affect net income and is defined differently by different companies in our industry, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Consolidated Adjusted EBITDA

	Successor	Predecessor			Successor	Predecessor
	Two Months Ended September 30, 2016	One Month Ended July 31, 2016	Three Months Ended September 30, 2015	Three Months Ended June 30, 2016	Two Months Ended September 30, 2016	Seven Months Ended July 31, 2016	Nine Months Ended September 30, 2015
		(In thousands)
Net Loss	$(36,528)	$(11,640)	$(48,530)	$(84,505)	$(36,528)	$(155,710)	$(160,800)
Add:
Interest expense	6,185	2,374	25,480	20,464	6,185	48,116	73,964
Gains on extinguishment of debt		—	(4,975)	—		—	(18,061)
Income tax benefit	—	(28,102)	(17,544)	(22,956)	—	(59,131)	(74,455)
Depreciation and amortization	31,208	22,902	68,854	69,877	31,208	162,425	226,779
Losses (gains) on sale of a business and exit costs	177	126	1,355	(138)	177	135	36,344
(Gains) losses on sales of property and equipment, net	(798)	285	1,804	1,014	(798)	848	15,023
Impairments and other	—	22	1,566	5,789	—	6,116	16,720
Non-cash compensation	8,224	1,295	12,160	5,229	8,224	12,637	43,646
Severance-related costs	306	17	1,517	287	306	643	6,023
Restructuring charges	138	(502)	—	23,673	138	27,918	—
Reorganization items, net	246	16,465	—	13,427	246	29,892	—
Interest income	(690)	(208)	(628)	(614)	(690)	(1,438)	(736)
Less:
Drilling rig relocation and logistics Adjusted EBITDA	—	—	—	—	—	—	(9,745)
Water hauling Adjusted EBITDA	—	—	—	—	—	—	(4,531)
Adjusted EBITDA	$8,468	$3,034	$41,059	$31,547	$8,468	$72,451	$178,723

Drilling Adjusted EBITDA

	Successor	Predecessor			Successor	Predecessor
	Two Months Ended September 30, 2016	One Month Ended July 31, 2016	Three Months Ended September 30, 2015	Three Months Ended June 30, 2016	Two Months Ended September 30, 2016	Seven Months Ended July 31, 2016	Nine Months Ended September 30, 2015
		(In thousands)
Net income (loss)	12,477	$(149,123)	$(6,392)	$(651)	$12,477	$(366,593)	$(15,710)
Add:
Income tax benefit expense	—	(365,093)	(2,311)	(177)	—	(142,564)	(7,274)
Depreciation and amortization	11,710	11,999	38,197	36,857	11,710	87,160	125,936
(Gains) losses on sales of property and equipment, net	(77)	243	1,952	728	(77)	1,211	9,903
Impairments and other	—	—	—	2,900	—	3,205	12,417
Non-cash compensation	374	197	2,273	791	374	1,973	9,942
Severance-related costs	—	17	192	54	—	259	1,048
Corporate overhead allocation(a)	—	—	7,725	—	—	—	24,246
Restructuring charges	79	41	—	120	79	280	—
Reorganization items, net	—	514,627	—	—	—	514,627	—
Adjusted EBITDA	$24,563	$12,908	$41,636	$40,622	$24,563	$99,558	$160,508

(a)
Prior to 2016, the information that was regularly reviewed by our chief operating decision maker included general and administrative expenses that were allocated to each of our reportable segments for corporate overhead functions provided by the Other Operations segment, on behalf of our reportable segments. Effective January 1, 2016, we no longer allocate general and administrative expenses to our reportable segments from the Other Operations segment in the information that is reviewed by our chief operating decision maker. For comparability purposes, this change has been reflected through retroactive revision of the prior period segment information.

Hydraulic Fracturing Adjusted EBITDA

	Successor	Predecessor			Successor	Predecessor
	Two Months Ended September 30, 2016	One Month Ended July 31, 2016	Three Months Ended September 30, 2015	Three Months Ended Jun 30, 2016	Two Months Ended September 30, 2016	Seven Months Ended July 31, 2016	Nine Months Ended September 30, 2015
		(In thousands)
Net loss	$(22,580)	$(16,997)	$(7,973)	$(15,388)	$(22,580)	$(66,216)	$(1,977)
Add:
Income tax benefit	—	(41,612)	(2,882)	(4,180)	—	(25,750)	(916)
Depreciation and amortization	14,002	7,399	17,833	21,983	14,002	49,124	51,915
Losses on sales of property and equipment, net	40	19	172	2	40	66	171
Non-cash compensation	223	62	952	227	223	718	3,234
Severance-related costs	306	—	127	55	306	55	268
Corporate overhead allocation(a)	—	—	6,789	—	—	—	19,551
Restructuring charges	50	26	—	77	50	178	—
Reorganization items, net	—	45,046	—	—	—	45,046	—
Adjusted EBITDA	$(7,959)	$(6,057)	$15,018	$2,776	$(7,959)	$3,221	$72,246

(a)
Prior to 2016, the information that was regularly reviewed by our chief operating decision maker included general and administrative expenses that were allocated to each of our reportable segments for corporate overhead functions provided by the Other Operations segment, on behalf of our reportable segments. Effective January 1, 2016, we no longer allocate general and administrative expenses to our reportable segments from the Other Operations segment in the information that is reviewed by our chief operating decision maker. For comparability purposes, this change has been reflected through retroactive revision of the prior period segment information.

Oilfield Rentals Adjusted EBITDA

	Successor	Predecessor			Successor	Predecessor
	Two Months Ended September 30, 2016	One Month Ended July 31, 2016	Three Months Ended September 30, 2015	Three Months Ended June 30, 2016	Two Months Ended September 30, 2016	Seven Months Ended July 31, 2016	Nine Months Ended September 30, 2015
		(In thousands)
Net loss	(2,704)	(6,160)	$(7,365)	(6,764)	(2,704)	(28,539)	$(20,511)
Add:
Income tax benefit	—	(15,082)	(2,663)	(1,838)	—	(11,099)	(9,497)
Depreciation and amortization	3,966	2,425	8,912	7,847	3,966	18,773	31,659
(Gains) losses on sales of property and equipment, net	(750)	9	(329)	284	(750)	(425)	(777)
Impairments	—	—	—	287	—	287	—
Non-cash compensation	75	26	483	76	75	285	1,868
Severance-related costs	—	—	105	135	—	173	93
Corporate overhead allocation(a)	—	—	2,379	—	—	—	6,483
Restructuring charges	27	14	—	43	27	97	—
Reorganization items, net	—	18,966	—	—	—	18,966	—
Adjusted EBITDA	$614	$198	$1,522	$70	$614	$(1,482)	$9,318

(a)
Prior to 2016, the information that was regularly reviewed by our chief operating decision maker included general and administrative expenses that were allocated to each of our reportable segments for corporate overhead functions provided by the Other Operations segment, on behalf of our reportable segments. Effective January 1, 2016, we no longer allocate general and administrative expenses to our reportable segments from the Other Operations segment in the information that is reviewed by our chief operating decision maker. For comparability purposes, this change has been reflected through retroactive revision of the prior period segment information.

Segment Statistics

Drilling

	Successor	Predecessor			Successor	Predecessor
	Two Months Ended September 30, 2016	One Month Ended July 31, 2016	Three Months Ended September 30, 2015	Three Months Ended June 30, 2016	Two Months Ended September 30, 2016	Seven Months Ended July 31, 2016	Nine Months Ended September 30, 2015
		(In thousands)
Revenues	$42,969	$20,085	$80,348	$62,801	$42,969	$154,794	$346,846
Operating Costs	18,836	7,433	41,387	22,984	18,836	57,573	196,675
Gross Margin	$24,133	$12,652	$38,961	$39,817	$24,133	$97,221	$150,171

Hydraulic Fracturing

	Successor	Predecessor			Successor	Predecessor
	Two Months Ended September 30, 2016	One Month Ended July 31, 2016	Three Months Ended September 30, 2015	Three Months Ended June 30, 2016	Two Months Ended September 30, 2016	Seven Months Ended July 31, 2016	Nine Months Ended September 30, 2015
		(In thousands)
Revenues	$30,540	$17,502	$118,137	$66,913	$30,540	$160,723	$483,565
Operating Costs	38,724	23,631	103,941	64,499	38,724	158,569	416,472
Gross Margin	$(8,184)	$(6,129)	$14,196	$2,414	$(8,184)	$2,154	$67,093

Oilfield Rentals

	Successor	Predecessor			Successor	Predecessor
	Two Months Ended September 30, 2016	One Month Ended July 31, 2016	Three Months Ended September 30, 2015	Three Months Ended June 30, 2016	Two Months Ended September 30, 2016	Seven Months Ended July 31, 2016	Nine Months Ended September 30, 2015
		(In thousands)
Revenues	$6,147	$2,851	$15,047	$8,406	$6,147	$18,402	$65,297
Operating Costs	5,688	2,681	14,037	8,413	5,688	20,172	57,880
Gross Margin	$459	$170	$1,010	$(7)	$459	$(1,770)	$7,417